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             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Plan and 1998 Employee Stock Purchase Plan of Collateral Therapeutics, Inc. of our report dated January 15, 1998, except for Notes 4 and 5, as to which the dates are April 6, 1998 and May 29, 1998, with respect to the financial statements of Collateral Therapeutics, Inc., included in its Registration Statement on Form S-1 (No 333-51029), filed with the Securities and Exchange Commission

                            /s/ ERNST & YOUNG LLP

San Diego, California
June 24, 1998